Exhibit 1.1

UNDERWRITING AGREEMENT

December 26, 2024

DAWSON JAMES SECURITIES, INC.

101 N. Federal Highway Suite 600

Newport Beach, CA 92660

As Representative of the several Underwriters
named on Schedule 1 hereto

Ladies and Gentlemen:

The undersigned, Park Ha Biological Technology Co., Ltd., a Cayman Islands exempted company (the “Company”), hereby confirms its agreement (this “Agreement”) with Dawson James Securities Inc. (the “Representative”) and with the other underwriters, named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter” and including D. Boral Capital LLC (“D. Boral”) as an Underwriter and one of the Underwriters) as follows:

1. Purchase and Sale of Shares.

(a) Firm Shares.

(i) Nature and Purchase of Firm Shares.

(A) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of 1,200,000 ordinary shares (the “Firm Shares”), par value $0.00002 per share (the “Ordinary Shares”) of the Company.

(B) The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $3.72 (the “Purchase Price”) per Firm Share (93% of the public offering price per Firm Share). The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2(a)(B) hereof).

(ii) Payment and Delivery of Firm Shares.

(A) Delivery and payment for the Firm Shares shall be made no later than 2:00 p.m., Eastern Time, on the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2(a)(i)(A) below) or at such other time as shall be agreed upon by the Representative and the Company, at the offices of Hunter Taubman Fischer& Li LLC, 950 Third Avenue, 19th Floor, New York, NY 10022 (“Representative’s Counsel”), or at such other place (or by electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(B) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) (or through the facilities of the Depository Trust Company (“DTC”)), for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all of the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday, or a legal holiday in the United States, or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

(b) Over-Allotment Option.

(i) Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Ordinary Shares, the Underwriters are hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to 180,000 Ordinary Shares (15% of the Firm Shares) at the Purchase Price (the “Option Shares” and together with the Firm Shares, the “Shares”). The Firm Shares and the Option Shares are collectively referred to as the “Public Securities.” The Public Securities shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement, the Pricing Disclosure Package and the Prospectus referred to below. The offering and sale of the Public Securities is hereinafter referred to as the “Offering.”

(ii) Exercise of Over-Allotment Option. The Over-Allotment Option granted pursuant to Section 1(b)(i) hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Closing Date. An Underwriter shall not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or by email or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares, as the case may be (each, an “Option Closing Date”), which shall not be earlier than one (1) Business Day nor later than five (5) full Business Days after the date of the written notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative’s Counsel, or at such other place (including remotely by electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Representative, and, subject to the terms and conditions set forth herein, the Representative will become obligated to purchase, the number of Option Shares specified in such notice.

(iii) Payment and Delivery. Payment for the Option Shares shall be made on the Option Closing Date by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Shares (or through the facilities of the DTC or Deposit/Withdrawal at Custodian transfer) for the account of the Representative. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for the applicable Option Shares.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date, or any Option Closing Date, as follows:

(a) Registration Matters.

(i) Pursuant to the Securities Act.

(A) The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and amendments thereto, on Form F-1 (File No. 333-281783), including any related prospectus or prospectuses (the “Prospectus”), for the registration of the Public Securities, the Representative’s Securities and the Underlying Ordinary Shares (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus (as defined below) included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

(B) Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated December 20, 2024, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

(C) The term “Pricing Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Applicable Time (as defined herein), and (ii) the information included on Schedule 2 of this Agreement.

(D) “Applicable Time” means 5:00 p.m., Eastern Time, on the date of this Agreement.

(ii) Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Ordinary Shares. The registration of the Ordinary Shares under the Exchange Act will be effective on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(b) Stock Exchange Listing. The Ordinary Shares have been approved for listing on The Nasdaq Capital Market (the “Exchange”), and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing.

(c) No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(d) Organization; Subsidiaries; Good Standing. Each of the Company and each of the Company’s subsidiaries have been duly incorporated and are validly existing as entities in good standing under the laws of jurisdictions of their respective organization, with power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Preliminary Prospectus, and have been duly qualified as foreign corporations for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Change (as defined in Section 2(f)(i)); all of the issued and outstanding capital stock (or other ownership interests) of such subsidiaries has been validly issued and duly paid in accordance with their respective articles of association and is owned, directly or indirectly, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Unless otherwise set forth, all references in this Section 2 to the “Company” shall include references to all such subsidiaries. Neither the Company nor any subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(e) Disclosures in Registration Statement.

(i) Compliance with Securities Act and 10b-5 Representation.

(A) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(B) Neither the Registration Statement nor any amendment thereto, at its respective effective time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information (as defined below).

(C) The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date, did not and does not, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the following paragraphs in the “Underwriting” section of the Prospectus: (i) the names of the several underwriters, and (ii) the information under the subsections “Discounts and Expenses”; “Electronic Offer, Sale and Distribution,” and “Price Stabilization, Short Positions and Penalty Bids” (the “Underwriters’ Information”); and

(D) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

(ii) Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (w) for such agreements or instruments for enforceability of which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (as defined below in Section 2(f)(i)), (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material default thereunder, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s best knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations, except such violations which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

(iii) Prior Securities Transactions. Since the beginning of the last two full fiscal years, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

(iv) Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations relating to the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

(f) Changes After Dates in Registration Statement.

(i) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor, to the Company’s knowledge, any change or development that, singularly or in the aggregate, would involve a material adverse change in or affecting the condition (financial or otherwise), results of operations, business, prospects or assets of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

(ii) Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(g) Independent Accountants. To the knowledge of the Company, WWC, P.C., during such time as it was engaged by the Company (the “Auditors”), has been and is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. During such time period in which the Auditors served as the Company’s independent registered public accounting firm, the Auditors did not or have not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(h) Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company (other than (i) grants under any stock compensation plan and (ii) Ordinary Shares issued upon exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

(i) Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time, and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares or any security convertible or exercisable into Ordinary Shares, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

(j) Valid Issuance of Securities, etc.

(i) Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements. The authorized Ordinary Shares and other outstanding securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii) Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k) Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

(l) Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(m) No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Amended and Restated Memorandum and Articles of Association; or (iii) violate any existing law, rule, regulation, judgment, order or decree of any Governmental Entity applicable to the Company as of the date hereof, except in the case of clauses (i) and (iii) above for any such breaches, conflicts or violations which would not reasonably be expected to result in a Material Adverse Change.

(n) Regulatory. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change: (i) the Company has not received any written notice of adverse finding, warning letter or other correspondence or written notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) to its knowledge, the Company is and has been in material compliance with statutes, laws, ordinances, rules and regulations applicable to the Company, including, without limitation, all statutes, laws, ordinances, rules and regulations for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (collectively, “Applicable Laws”); (iii) to its knowledge, the Company possesses all licenses, certificates, approvals, clearances, consents, authorizations, qualifications, registrations, permits, and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) the Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any material noncompliance with or violation of any Applicable Laws by the Company that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by any Governmental Entity; (v) the Company has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action; (vi) to its knowledge, the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were, in all material respects, complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) the Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate or conduct such notice or action. Neither the Company nor, to the Company’s knowledge, any of its directors, officers, employees or agents (in their capacities as such) has been convicted of any crime under any Applicable Laws or has been the subject of a debarment proceeding. To the Company’s knowledge, neither the Company, nor any of its directors, officers, employees or agents (in their capacities as such), has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of any Governmental Entity. Neither the Company nor, to the Company’s knowledge, any of its directors, officers, employees or agents (in their capacities as such), have with respect to each of the following statutes, or regulations promulgated thereto, as applicable, knowingly engaged in any activities under the Federal False Claims Act, 31 U.S.C. § 3729.

(o) No Defaults; Violations. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. The Company is not (i) in violation of any term or provision of its Amended and Restated Memorandum and Articles of Association s, or (ii) except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity applicable to the Company.

(p) Corporate Power; Licenses; Consents.

(i) Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have all requisite corporate power and authority, and have all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that they need as of the date hereof to conduct their business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where such failure to have such necessary authorizations, approvals, orders, licenses, certificates and permits would not reasonably be expected to result in a Material Adverse Change.

(ii) Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the rules and regulations of the Exchange, and except with respect to such consent, authorization, order or filing that would not reasonably be expected to have a Material Adverse Change.

(q) Litigation; Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or any of its subsidiaries, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus or in connection with the Company’s listing application for the additional listing of the Shares on the Exchange and which is required to be disclosed, in each case individually or in the aggregate.

(r) Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of formation as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

(s) [Intentionally Omitted]

(t) Transactions Affecting Disclosure to FINRA.

(i) Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any executive officer or director of the Company (each, an, “Insider”) with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii) Payments Within 180 Days. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any U.S. person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180 days prior to the date of the initial filing of the Registration Statement, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

(iii) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv) FINRA Affiliation. There is no (i) officer or director of the Company, (ii) to the Company’s knowledge, beneficial owner of 10% or more of any class of the Company’s securities or (iii) to the Company’s knowledge, beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that, in each such case, is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(v) Information. To the Company’s knowledge, all information provided by the Company’s officers and directors in their FINRA Questionnaires to Representative’s Counsel specifically for use by Representative’s Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(u) Foreign Corrupt Practices Act. Neither the Company, any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (acting in such capacity) or any other person acting on behalf of the Company (acting in such capacity), has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might reasonably been expected to have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(v) Compliance with OFAC. Neither the Company nor any of its subsidiaries, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (acting in such capacity) or any other person acting on behalf of the Company (acting in such capacity), is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(w) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company in connection with the Offering and delivered to the Representative or to Representative’s Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(y) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

(z) Sarbanes-Oxley Compliance.

(i) Disclosure Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations applicable to it, and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such controls and procedures are as of the date hereof effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ii) Compliance. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is in compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and has taken or will take reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the provisions of the Sarbanes-Oxley Act, except where the failure to be in compliance would not have or reasonably be expected to result in a Material Adverse Change.

(aa) Accounting Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has no knowledge of any material weaknesses in its internal controls. The Auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud, if any, known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(bb) No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(cc) No Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(dd) Intellectual Property Rights. The Company has, or can acquire on reasonable terms, ownership of and/or license to, or otherwise has the right to use, all inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents and patent rights trademarks, service marks and trade names and copyrights (collectively “Intellectual Property”) material to carrying on its businesses as described in the Pricing Prospectus. The Company has not received any written notice relating to any Intellectual Property, including written notice of: (A) infringement or misappropriation of, or conflict with, any Intellectual Property of a third party; (B) asserted rights of others with respect to any Intellectual Property of the Company; or (C) assertions that any Intellectual Property of the Company is invalid or otherwise inadequate to protect the interest of the Company, that in each case (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Change. To the Company’s knowledge, there are no third parties who have been able to establish any material rights to any Intellectual Property, except for the retained rights of the owners or licensors of any Intellectual Property that is licensed to the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the validity, enforceability or scope of any Intellectual Property of the Company in any material respect or (B) challenging the Company’s rights in or to any Intellectual Property in any material respect or (C) that the Company materially infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others. The Company has complied in all material respects with the terms of each agreement described in the Registration Statement, Pricing Disclosure Package or Prospectus pursuant to which any Intellectual Property is licensed to the Company, except for such noncompliance as did not have a Material Adverse Change, and all such agreements related to products currently made or sold by the Company, or to product candidates currently under development, are in full force and effect. All trademarks and copyrights issued in the name of, or assigned to, or licensed to the Company, and all patent applications made by or on behalf of the Company (collectively, the “Company IP”) have been duly and properly filed, except for such failures to file as would reasonably be expected to result in a Material Adverse Change. The Company is the sole owner of the Company IP.

(ee) Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company, except (i) such taxes the Company is challenging in good faith and (ii) for such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all material accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as would not reasonably be expected to result in a Material Adverse Change, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(ff) Employee Benefit Laws. The operations of the Company and its subsidiaries are and have, in the last three (3) years, been conducted at all times in material compliance with the People’s Republic of China Labor Law, the Social Insurance Law of the People’s Republic of China, and any related or similar rules, regulations or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

(gg) Compliance with Laws. The Company in the last three (3) years: (A) to its knowledge is and at all times has been in compliance with all Applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any written correspondence from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(hh) Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(ii) Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(jj) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk) Website. To the knowledge of the Company, none of the information on (or hyperlinked from) the Company’s website at ir.parkha.cn includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(ll) Emerging Growth Company. From the time of the initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(mm) Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications, and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(nn) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Ordinary Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(oo) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities issued in such prior offerings under the Securities Act.

(pp) Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer (other than the Company) or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or reasonably be expected to result in a Material Adverse Change.

(qq) Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(rr) PRC Representation and Warranties.

(i) Organization. The Company’s subsidiaries established in the PRC are duly organized under the laws of the PRC and possess all necessary business licenses, approvals, permits or other authorizations.

(ii) M&A and China Securities Regulatory Commission (“CSRC”) Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended on June 22, 2009 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriters:

(A) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the issuance and sale of the Public Securities, the listing and trading of the Public Securities on Nasdaq and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof, on the Closing Date, or on any Additional Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006, as amended (collectively, the “M&A Rules and Related Clarifications”).

(B) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Public Securities, the listing and trading of the Public Securities on Nasdaq, or the consummation of the transactions contemplated by this Agreement.

(iii) Foreign Tax Compliance. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in PRC or Cayman Islands to any PRC or Cayman Islands taxing authority in connection with the issuance, sale and delivery of the Public Securities, and the delivery of the Public Securities to or for the account of the Underwriters.

(iv) Compliance with PRC Overseas Investment and Listing Rules and Regulations. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries have taken reasonable steps and requisite steps to cause each of the Company’s principal shareholders, directors and officers that is, or directly or indirectly controlled by, a PRC resident or citizen, to comply with any applicable rules and regulations of relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”)), and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens (collectively, the “PRC Overseas Investment and Listing Rules and Regulations”), including, without limitation, taking reasonable steps to require each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration, to timely report material changes, and to complete other procedures required by any relevant PRC government agencies under any applicable PRC Oversea Investment and Listing Rules and Regulations.

(v) CSRC Overseas Offering and Listing Rules. The Company and its subsidiaries have taken reasonable and requisite steps to comply with the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies released by the CSRC on February 17, 2023 and effective as of March 31, 2023, and its No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Companies and the relevant CSRC Answers to Reporter Questions (collectively, the “CSRC Overseas Offering and Listing Rules”), including, without limitation, to submit and complete the required filing with CSRC in connection with the Offering in accordance with the CSRC Overseas Offering and Listing Rules (the “CSRC Filing”), and to complete other procedures if required by the CSRC or any relevant PRC government agencies under the CSRC Overseas Offering and Listing Rules. The Company has delivered to the Representatives copies of the documents submitted to the CSRC for CSRC Filing purposes (including any amendment or supplement thereto, collectively, the “CSRC Filing Documents,” the CSRC Filing Documents, together with any and all supportive documents evidencing the truthfulness, accuracy and completeness thereof, shall be hereinafter referred to as the “CSRC Filing Materials”), in such quantities and at such places as the Representatives have reasonably requested. The CSRC Filing Documents are identical in content to the copy thereof delivered to the Representatives in connection with the CSRC Filing. Each of the CSRC Filing Materials does not contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein not misleading or incomplete. No CSRC Filing Materials include any information that conflicts with the information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(ss) Dividends and Distributions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus , no subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

3. Covenants of the Company. The Company covenants and agrees as follows:

(a) Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing; provided however, that this Section 3(a) shall not be applicable with respect to any supplements to the Registration Statement filed solely for the purpose of supplementing the Registration Statement or Prospectus with a report filed with the Commission by the Company pursuant to the Exchange Act.

(b) Federal Securities Laws.

(i) Compliance. The Company shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission related to the Prospectus or Offering; (iii) of any request by the Commission for any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities and Representative’s Securities for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, threatening, of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities and Representative’s Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (ii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Representative shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1(b) hereof.

(iii) Exchange Act Registration. The Company shall use its best efforts to maintain the registration of the Ordinary Shares under the Exchange Act.

(c) Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Representative and counsel for the Representative, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Events Requiring Notice to the Representative. During the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, the Company shall notify the Representative immediately and confirm the notice in writing: (i) of the issuance by the Commission of any stop order or of the initiation, or to the Company’s knowledge, the threatening, of any proceeding for that purpose; (ii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or to the Company’s knowledge, the threatening, of any proceeding for that purpose; (iii) of the delivery to the Commission for filing of any amendment or supplement to the Prospectus; (iv) of the receipt of any comments or request for any additional information from the Commission related to the Prospectus; and (v) of the happening of any event during the period described in this Section 3(e) that, in the judgment of the Company, makes any statement of a material fact made in the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall use its best efforts to obtain promptly the lifting of such order.

(f) Listing. The Company shall use its best efforts to maintain the listing of the shares of Ordinary Shares on the Exchange for a period of three (3) years.

(g) Transfer Agent. The Company shall maintain a transfer agent and registrar for the Ordinary Shares.

(h) Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all reasonable, actual and accountable costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation (i) all filing fees and expenses relating to the registration of the Ordinary Shares with the Commission; (ii) all fees and expenses relating to the listing of the Ordinary Shares on a national exchange, if applicable; (iii) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Representative’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (iv) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Ordinary Shares under the securities laws of such foreign jurisdictions as Representative may reasonably designate; (v) the costs of all mailing and printing of the Offering documents; (vi) transfer and/or stamp taxes, if any, payable upon the transfer of Ordinary Shares from the Company to Representative; (vii) the fees and expenses of the Company’s accountants; (viii) all filing fees and communication expenses associated with the review of the Offering by FINRA; (ix) any reasonable cost and expenses in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Representative; (x) Representative’s actual accountable diligence and road show expenses for the Offering; and (xi) reasonable legal fees and disbursements for the Underwriters’ counsel. The Company has agreed to pay the reasonable and documented out-of-pocket accountable expenses of the Representative stated in item (ix), (x) and (xi) in this Section up to $150,900 in the aggregate. For the sake of clarity, it is understood and agreed that the Company shall be responsible for Representative’s external counsel legal costs detailed in this Section irrespective of whether the Offering is consummated or not, subject to a cap of $100,000 in total expenses in the event that there is not a Closing. The Company has advanced $25,000 to the Representative to cover its out-of-pocket expenses (the “Advance”). The Advance will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

In addition, the Company agrees to pay to the Representative at the Closing or Option Closing, as applicable, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds raised at the Closing and at the Option Closing, as applicable.

(i) Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Prospectus.

(j) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, Rule 158(a) under Section 11(a) of the Securities Act.

(k) Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

(l) FINRA. For a period of 90 days from the later of the Closing Date or Option Closing Date, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it has knowledge that (i) any officer or director of the Company, (ii) any beneficial owner of 10% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement, is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(m) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

(n) OFAC. The Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(o) Company Lock-Up Agreement. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of one hundred and eighty (180) days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than pursuant to existing registration rights in favor of shareholders of the Company or on Form S-8 or successor form thereto; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 3(o) shall not apply to (i) the Ordinary Shares to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or duly adopted by the Board of Directors of the Company in the future, (iv) any registration statement on Form S-8.

(p) The Company shall continue to comply with the rules, regulations, and guidelines of CSRC and other PRC authorities applicable to this offering, including the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), after the Closing Date.

(q) The Company shall continually comply with the PRC laws and regulations governing the Company’s listing on an exchange not in the PRC, rectify or cure any non-compliance, and implement and maintain content control and other measures in continuing compliance with PRC laws and regulations.

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date, and any Option Closing Date; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

(a) Regulatory Matters.

(i) Effectiveness of Registration Statement. The Registration Statement has become effective not later than 5:00 p.m., Eastern Time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(ii) FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

(iii) Exchange Stock Market Clearance. On the Closing Date, the Firm Shares shall have been approved for listing on the Exchange.

(b) Company Counsel Matters.

(i) Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received: (A) the favorable opinion and negative assurance letter of Ortoli Rosenstadt LLP, U.S. securities counsel to the Company addressed to the Representative, (B) the favorable opinion of Jiangsu Junjin Law Firm, PRC counsel to the Company, addressed to the Company with a copy to the Representative, and (C) the favorable opinion of Mourant Ozannes (Cayman) LLP, Cayman counsel to the Company, addressed to the Representative, each dated the Closing Date, substantially in form and substance reasonably satisfactory to the Representative.

(ii) Option Closing Date Opinion of Counsel. On each Option Closing Date, if any, the Representative shall have received: (A) the favorable opinion and negative assurance letter of Ortoli Rosenstadt LLP, U.S. securities counsel to the Company addressed to the Representative, (B) the favorable opinion of Jiangsu Junjin Law Firm, PRC counsel to the Company, addressed to the Company with a copy to the Representative, and (C) the favorable opinion of Mourant Ozannes (Cayman) LLP, Cayman counsel to the Company, addressed to the Representative, each dated the Option Closing Date, and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in its respective opinions delivered on the Closing Date.

(iii) Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; provided, that copies of any such statements or certificates shall be delivered to Representative’s Counsel if requested.

(c) Comfort Letters.

(i) Comfort Letter. At the time this Agreement is executed, the Representative shall have received from the Auditor a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to the Representative and to the Auditor, dated as of the date of this Agreement.

(ii) Bring-Down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4(c)(i), except that the specified date referred to shall be a date not more than two (2) Business Days prior to the Closing Date or the Option Closing Date, as applicable.

(d) Officers’ Certificates.

(i) Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date, as applicable, of its President and Chief Executive Officer and its Chief Financial Officer stating (on behalf of the Company and not in an individual capacity) that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, and the Prospectus and, to their knowledge, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date or Option Closing Date, as applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date or Option Closing Date, as applicable, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date or Option Closing Date, as applicable, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date or Option Closing Date, as applicable, the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or Option Closing Date, as applicable, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, any Material Adverse Change, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Change, except as set forth in the Prospectus.

(ii) Secretary’s Certificate. At each of the Closing Date or Option Closing Date, as applicable, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, or if the Company does not have a Secretary, by the Chief Financial Officer, dated the Closing Date, or Option Closing Date, as applicable, certifying: (i) that the Amended and Restated Memorandum and Articles of Association of the Company is true and complete, has not been modified and is in full force and effect, and neither the Company nor any subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) the good standing of the Company and its subsidiaries; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(iii) CFO Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(e) No Material Changes. Prior to and on each of the Closing Date or Option Closing Date, as applicable: (i) there shall have been no Material Adverse Change that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Change, from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to result in a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Other Agreements to be Delivered. The Company has caused each of its officers and directors and any holder(s) of five percent (5%) or greater of the outstanding ordinary shares (the “Lock-up Parties”) as of the effective date of the Registration Statement (including all holders of securities exercisable for or convertible into ordinary shares) to deliver to the Representative an executed Lock-Up Agreement, in a form substantially similar to that attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement. The name of the Lock-up Parties shall be listed on Schedule 3 hereto.

(g) Additional Documents. At the Closing Date or Option Closing Date, as applicable, Representative’s Counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling Representative’s Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities and Representative’s Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative’s Counsel.

(h) “Key Person” Insurance. On the Closing Date, the Company shall have purchased key person insurance (in amounts agreed to by the Representative and with the Company as the sole beneficiary thereof) with an insurer rated at least AA or better in the most recent edition of “Best’s Life Reports”, which shall include the senior executive management team, and shall have furnished evidence thereof to the Representative.

(i) Directors’ & Officers’ Insurance. On the Closing date, the Company shall have purchased Directors’ & Officers’ (“D&O”) insurance, with liability levels reasonably acceptable to Representative in a manner consistent with the Company’s business and industry standards.

5. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each person controlling such Underwriter (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of each Underwriter, its affiliates and each such controlling person (each Underwriter, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses (other than losses of profits), claims, fines (which may be imposed by any governmental authority, including the CSRC), damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities and Representative’s Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information.

(b) Procedure. Upon receipt by an Indemnified Person of notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 5 or otherwise to such Indemnified Person, except to the extent the Company is materially prejudiced as a proximate result of such failure. An Indemnified Person shall have the right to require that the Company assume the defense of any such action (including the employment of counsel designated by the Company and reasonably satisfactory to the Representative). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Representative for the benefit of the Underwriters and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing all Indemnified Persons who are parties to such action), which counsel (together with any local counsel) for the Indemnified Persons shall be selected by the Representative, subject to the Company’s approval (which shall not be unreasonably withheld). The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriters, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of that Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore); provided, however, that the Indemnified Persons shall repay such amounts to the extent it ultimately is determined that such persons are not entitled to indemnification hereunder.

(c) Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, employees and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5(b). The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, or the Prospectus; provided that failure by the Company so to notify the Representative shall not relieve any Underwriter from any obligation or liability which such Underwriter may have on account of this Section 5 or otherwise to the Company, except to the extent such Underwriter is materially prejudiced as a proximate result of such failure.

(d) Contribution. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5(a) or 5(c) in respect of any Liabilities and Expenses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Liabilities and Expenses, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such Offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased under this Agreement (after deducting all underwriting discounts, commissions and other fees but before deducting expenses) received by the Company bear to the total underwriting discount, fees and commissions actually received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(e) Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 5 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement. Each Indemnified Person is an intended third-party beneficiary of this Section 5 and has the right to enforce the provisions of Section 5 as if he/she/it was a party to this Agreement.

6. Default by an Underwriter.

(a) Default Not Exceeding 10% of Public Securities. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares, and if the number of the Firm Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

(b) Default Exceeding 10% of Public Securities. In the event that the default addressed in Section 6(a) relates to more than 10% of the Firm Shares, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Shares to which such default relates on the terms contained herein. If, within thirty six (36) hours after such default relating to more than 10% of the Firm Shares, the Representative does not arrange for the purchase of such Firm Shares, then the Company shall be entitled to a further period of thirty six (36) hours within which to procure another party or parties satisfactory to the Representative to purchase said Firm Shares on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3(f) and 5 hereof) or the non-defaulting Underwriters (except as provided in Section 5 hereof); provided that if any such default occurs with respect to any Option Shares, this Agreement will not terminate in respect of the Firm Shares; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

(c) Postponement of Closing Date. In the event that the Firm Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding seven (7) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Additional Covenants.

(a) Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Representative’s prior written consent (such consent not to be unreasonably withheld), for a period ending at 5:00 p.m., Eastern Time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business or such press release or communication is required by law.

(b) Right of First Refusal. The Company agrees that it shall provide the Underwriters an irrevocable right of first refusal (“Right of First Refusal”) until twelve (12) months after the date the Offering is completed to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Underwriters’ sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings of the Company, or any successor to or any current or future subsidiary of the Company (collectively, “Future Services”). The Underwriters shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Future Services and the economic terms of such participation. For the avoidance of doubt, the Company shall not retain, engage, or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent for Future Services without the express written consent of the Underwriters. In accordance with FINRA Rule 5110(g)(5)(B)(i), the Right of First Refusal hereunder shall terminate to the extent the Company terminates the engagement letter between the Company and the Underwriters for “Cause.” For the avoidance of doubt, “Cause” shall include termination due to any material failure by the Underwriters to provide the underwriting services contemplated in the engagement letter.

(c) Tail Financing. The Underwriters shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Underwriters to the Company during the period (the “Engagement Period”) beginning August 21, 2024 and ending on the earlier of (i) August 20, 2025 or (ii) the final closing of the Offering (excluding any existing investor of the Company or its subsidiaries or affiliates), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated within the twelve (12) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company by the Underwriters in an offering in which the Company has direct knowledge of such party’s participation. The Underwriters shall provide a list of such investors to the Company within five (5) business days from the expiration or termination of the Engagement Period and only such investors set forth in the list entitle the Underwriters to the cash fee equal to seven percent (7.0%) of the gross proceeds. In accordance with FINRA Rule 5110(g)(5)(B), the Company will not be required to pay any cash fee in connection with any Tail Financing to the extent the engagement letter with the Representative is terminated by the Company for Cause.

8. Effective Date of this Agreement and Termination Thereof.

(a) Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

(b) Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or The Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other Government Entity having jurisdiction; or (iii) if the United States shall have become involved in a new war or a material increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Shares; or (vii) if the Company is in material breach of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have knowledge after the date hereof of such a Material Adverse Change in the conditions of the Company, or such adverse material change in general market conditions, in each case, as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities; or (iv) if regulatory approval (including but not limited to NASDAQ or NYSE approval) for the Offering is denied, conditioned or modified and as a result it makes it impracticable for the Representative to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts for the sale of the Public Securities.. Section 5 of this Agreement shall survive any termination of this Agreement.

(c) Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters pursuant to Section 6(b) above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative its actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable and upon demand the Company shall pay the full amount thereof to the Representative (less amounts previously advanced to the Underwriters); provided that any such reimbursement shall be subject to the limits set forth in Section 3(h); provided, further, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

(d) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

(e) Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9. Miscellaneous.

(a) Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this Section 9(a)), and shall be deemed to have been given (a) three (3) days after mailing if sent by certified mail return receipt requested, (b) one (1) day after mailing if sent by receipted overnight carrier (i.e. Federal Express), provided that proof of delivery or rejection is obtained, or (c) when delivered if by hand or sent by email to the physical address or email address set forth below.

If to the Representative:

Dawson James Securities, Inc.

101 N. Federal Highway Suite 600

Boca Raton, Florida 33432

Attn: Cory Wachowiz

Email: cwachowiz@dawsonjames.com

With copies to (which shall not constitute notice):

Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor
New York, NY 10022
Attn: Ying Li, Esq.; Guillaume de Sampigny, Esq.

Email: yli@htflawyers.com; gdesampigny@htflawyers.com

If to the Company:

Park Ha Biological Technology Co., Ltd

901 & 901-2, Building C

Phase 2, Wuxi International Life Science Innovation Campus

196 Jinghui East Road

Xinwu District, Wuxi, Jiangsu Province

People’s Republic of China 214000

Attn: Xiaoqiu Zhang

Email: zhangxiaoqiu@parkha.cn

With copies to (which shall not constitute notice):

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn: William S. Rosenstadt, Esq., Mengyi “Jason” Ye, Esq. Grace Bai, Esq.

Email: wsr@orllp.legal; jye@orllp.legal; GBai@orllp.legal

(b) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(c) Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

(d) Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and Representative, dated as of August 21, 2024 shall remain in full force and effect.

(e) Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, each Indemnified Person referred to in Section 5, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

(f) Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9(a) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by email/pdf transmission shall constitute valid and sufficient delivery thereof.

(h) Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

 [Signature Page]

Underwriting Agreement

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space below.

Very truly yours,

Park Ha Biological Technology Co., Ltd.

By:	/s/ Xiaoqiu Zhang
	Name:	Xiaoqiu Zhang
	Title:	Chief Executive Officer

Confirmed as of the date first written above
mentioned, on behalf of itself and as
Representative of the several Underwriters
named on Schedule 1 hereto:

Dawson James Securities, Inc.

By:	/s/ Robert D. Keyser, Jr.
Name:	Robert D. Keyser, Jr.
Title:	CEO

SCHEDULE 1

Underwriter	Total Number of Firm Shares to be Purchased
Dawson James Securities, Inc.	480,000
D. Boral Capital LLC	720,000
Total:	1,200,000

SCHEDULE 2

Pricing Information

Number of Firm Shares: 1,200,000

Number of Option Shares: 180,000

Public Offering Price per one Firm Share: $4.00

Price per Option Share: $4.00

Underwriting Discount per Option Share: $0.28

Schedule 3

Lock-up Parties

Name	Title
Xiaoqiu Zhang	Chief Executive Officer and Director
Li Wang	Director
Xiaoyan Zhu	Chief Financial Officer
Xinyu Li	Chief Technology Officer
Yanan Shan	Independent Director
Qixiong Sheng	Independent Director
Xiaozhong Yu	Independent Director
Xiaoqiu Holding Ltd	5% or Greater Shareholder
Changxin International Limited Partnership	5% or Greater Shareholder

EXHIBIT A

Lock-Up Agreement

[●], 2024

DAWSON JAMES SECURITIES, INC.

101 N. Federal Highway Suite 600

Newport Beach, CA 92660

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to Dawson James Securities, Inc. (the “Representative”) in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Park Ha Biological Technology Co., Ltd., a Cayman Islands company (the “Company”), and the Representative, relating to the proposed public offering (the “Offering”) of the Company’s ordinary shares, par value $0.00002 per share (the “Ordinary Shares”). Initial capitalized terms not otherwise defined herein shall have the meaning given to those terms in the Underwriting Agreement.

In order to induce the Underwriters (as defined in the Underwriting Agreement) to continue their efforts in connection with the Offering, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a shareholder and/or an officer or director of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, during the period beginning on and including the date of this Agreement through and including the date that is 180 days after the closing the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any Ordinary Shares now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”)) (such shares, the “Beneficially Owned Shares”) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Ordinary Shares, or securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Ordinary Shares.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift to a charity or educational institution, (d) any transfer pursuant to a qualified domestic relations order or in connection with a divorce; or (e) if the undersigned is or was an officer or director of the Company, to the Company pursuant to the Company’s right of repurchase upon termination of the undersigned’s service with the Company;

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase Ordinary Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) transfers of Ordinary Shares or other securities to the Company in connection with the issuance, vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

(5) the exercise by the undersigned of any warrant(s) issued by the Company prior to the date of this Agreement, including any exercise effected by the delivery of shares of Ordinary Shares of the Company held by the undersigned; provided, that, the Ordinary Shares received upon such exercise shall remain subject to the restrictions provided for in this Agreement;

 (6) the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of 100% of the voting securities of the Company, (b) the transfer of party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of Ordinary Shares involving a Change of Control of the Company (as defined below), including voting in favor of any such transaction or taking any other action in connection with such transaction, that, in each case, has been approved by the board of directors of the Company, (c) the Company sells or transfers all or substantially all of its assets to another person, or (d) provided, that, the Ordinary Shares received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement. For purposes of this paragraph, “Change of Control” shall mean the transfer, in one transaction or in a series of related transactions, to a person or group of affiliated persons (other than an Underwriters pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the total voting power of the voting securities of the Company (or the surviving entity);

(7) the Offering;

(8) transfers consented to, in writing by the Representative;

(9) transactions relating to Ordinary Shares acquired in open market transactions after the completion of the Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transactions;

provided however, that in the case of any transfer described in clauses (1), (2) or (3) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representative, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representative. Furthermore, notwithstanding the foregoing, the undersigned may transfer the Beneficially Owned Securities in a transaction not involving a public offering or public resale; provided that (x) the transferee agrees in writing with the Representative to be bound by the terms of this Agreement, and (y) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer.

In addition, the restrictions set forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to the Representative promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waive, in writing, such extension.

If the undersigned is an officer or director of the Company, the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representative will notify the Company of the impending release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release; provided, that such press release is not a condition to the release of the aforementioned lock-up provisions due to the expiration of the Lock-Up Period. The provisions of this paragraph will also not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned for the term of the Lock-Up Period.

 This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Representative, on the one hand, or the Company, on the other hand, advising the other in writing, they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of Ordinary Shares, or (3) the withdrawal of the Registration Statement.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

# of Ordinary Shares Held by Signatory: